Rackspace Reports Third Quarter Results
•Revenue Grew 10.7 Percent Compared to the Third Quarter of 2014
•Adjusted EBITDA Grew 11.9 Percent Compared to the Third Quarter of 2014
•Net Income Grew 42.0 Percent Compared to the Third Quarter of 2014
•EPS on a fully diluted basis was 26 cents in the Third Quarter of 2015

SAN ANTONIO - November 9, 2015 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced financial results for the quarter that ended September 30, 2015.
On a GAAP basis, net revenue for the third quarter of 2015 was $509 million, up 10.7 percent from the third quarter of 2014. These results were adversely affected by shifts in currency exchange rates. On a constant currency basis, net revenue grew 12.9 percent from the third quarter of 2014.
Adjusted EBITDA for the third quarter of 2015 was $177 million, for a margin of 34.9 percent, up 11.9 percent from the third quarter of 2014. Net income for the third quarter of 2015 was $37 million, for a margin of 7.2 percent, up from 5.6 percent in the third quarter of 2014.
For the third quarter of 2015, cash flow from operating activities was $111 million, capital expenditures were $128 million, and Adjusted Free Cash Flow was $45 million. At the end of the third quarter of 2015, cash and cash equivalents were $189 million, and interest-bearing debt including capital lease obligations totaled $144 million. Return on Capital was 15.0 percent in the third quarter of 2015 compared to 11.8 percent in the third quarter of 2014.
On a worldwide basis, Rackspace employed 6,177 Rackers as of September 30, 2015.
"We're proud of the financial results that we delivered in the third quarter," said Taylor Rhodes, president and CEO of Rackspace. "And we're excited about the new products and partnerships that we've launched in recent months, with Amazon Web Services, Intel and Microsoft. These initiatives will make us more competitive and will drive our growth for the future."
For the fourth quarter of 2015, Rackspace expects revenue to grow between 2.0 percent and 3.0 percent quarter-over-quarter, on a constant currency basis, and expects Adjusted EBITDA margins to be between 33 percent and 34 percent. For the full year, Rackspace continues to expect revenue to grow between 12 percent and 14 percent year-over-year, on a constant-currency basis, and expects Adjusted EBITDA margins to be between 33 percent and 34 percent.

Capital Allocation

In the third quarter, pursuant to the buyback authorized by the Rackspace board of directors, the company purchased $250 million worth of shares.

Recent Highlights

•	Rackspace announced AWS Managed Service Offerings
Rackspace expanded its managed cloud portfolio with its new Fanatical Support® for AWS offering, which provides tools, expertise, application management, and operational support to customers on the AWS Cloud. Fanatical Support for AWS blends automation, technology, and human expertise to deliver ongoing architecture, management, and security services with 24x7x365 support.

•	Rackspace announced Managed Security and Compliance Assistance Offering
The Managed Security and Compliance Assistance service offerings allow Rackspace to work with its customers to develop holistic security solutions and address compliance requirements that cover complex, multi-cloud environments. Customers can leverage Rackspace security experts to help with strategic planning for best practice multi-cloud security, tactical day-to-day security monitoring and threat analysis to deter, detect and respond to potential threats around the clock.

•	Rackspace invested in SaaS-based security company, CrowdStrike
Rackspace made a significant investment in CrowdStrike's $100 million Series C financing round. CrowdStrike provides the first true Software-as-a Service (SaaS) based next-generation endpoint protection platform and is an innovator in the security space. The company provides Rackspace's 24x7x365 Security Operations Center with the expertise, technology and threat intelligence needed to help protect customers from advanced cyber-attacks, even malware-free intrusions. The financing round, led by Google Capital, brought CrowdStrike's total funding raised to $156 million.

•	Rackspace announced Managed Cloud for Adobe Experience Manager
Rackspace expanded its portfolio of digital solutions with its new Managed Cloud for AEM offering, which enables companies to deploy and manage AEM environments with speed and ease, while also gaining access to specialized 24x7 support, maintenance, and monitoring of AEM environments. As a leading, comprehensive content management solution for building websites, mobile apps and forms, AEM makes it easier to manage marketing content and assets.

•	ObjectRocket by Rackspace added Managed Elasticsearch
The new offering includes fully-managed instances of Elasticsearch, the open source, distributed, real-time, full-text search engine based on Apache Lucene. With the addition of Elasticsearch, Rackspace expanded the breadth and capability of its portfolio of managed databases, which now includes Elasticsearch, Hadoop, Spark, MongoDB, Redis, Oracle, Microsoft SQL Server, MySQL, Percona, and MariaDB.

Non-GAAP Financial Information

Adjusted EBITDA, Adjusted Free Cash Flow, and Return on Capital are non-GAAP financial measures. Rackspace believes these measures provide helpful information with respect to evaluating the company's performance. Other companies may calculate non-GAAP measures differently, limiting their usefulness as a comparative measure. The financial statement tables that accompany this press release include reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Conference Call and Webcast

Rackspace's executive management will host a conference call to discuss the results for the third quarter of 2015 starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada, please dial 800-954-0626; from the United Kingdom, please dial 0800-496-1091; and from Hong Kong, please dial 800-968-283.

A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.

About Rackspace

Rackspace (NYSE: RAX), the #1 managed cloud company, helps businesses tap the power of cloud computing without the challenge and expense of managing complex IT infrastructure and application platforms on their own. Rackspace engineers deliver specialized expertise on top of leading technologies developed by AWS, Microsoft, OpenStack, VMware and others, through a results-obsessed service known as Fanatical Support®. The company has more than 300,000 customers worldwide, including two-thirds of the FORTUNE 100. Rackspace was named a leader in the 2015 Gartner Magic Quadrant for Cloud-Enabled Managed Hosting, and has been honored as one of Fortune’s Best Companies to Work For in six of the past eight years. Learn more at www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015, and subsequent filings. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:

Investor Relations:	Media Relations:
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
jessica.drought@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
(In millions, except per share data)	September 30, 2014	June 30, 2015	September 30, 2015	September 30, 2014	September 30, 2015
Net revenue	$459.7	$489.4	$508.9	$1,321.9	$1,478.5
Costs and expenses:
Cost of revenue	142.9	163.9	171.2	428.4	496.4
Research and development	30.7	33.2	29.9	85.6	95.1
Sales and marketing	60.6	64.4	61.8	178.4	185.2
General and administrative	86.7	86.5	88.2	239.3	261.3
Depreciation and amortization	98.3	97.7	101.3	276.7	295.9
Total costs and expenses	419.2	445.7	452.4	1,208.4	1,333.9
Income from operations	40.5	43.7	56.5	113.5	144.6
Other income (expense):
Interest expense	(0.5)	(1.9)	(2.8)	(1.5)	(5.1)
Interest and other income (expense)	(2.1)	1.4	(1.1)	(1.7)	(1.7)
Total other income (expense)	(2.6)	(0.5)	(3.9)	(3.2)	(6.8)
Income before income taxes	37.9	43.2	52.6	110.3	137.8
Income taxes	12.2	14.0	16.1	36.7	43.7
Net income	$25.7	$29.2	$36.5	$73.6	$94.1

Net income per share
Basic	$0.18	$0.20	$0.26	$0.52	$0.67
Diluted	$0.18	$0.20	$0.26	$0.51	$0.66

Weighted average number of shares outstanding
Basic	143.0	142.4	139.0	142.0	140.9
Diluted	144.9	144.5	140.6	144.3	143.3

Consolidated Balance Sheets

(In millions)	December 31, 2014	September 30, 2015
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$213.5	$189.0
Accounts receivable, net of allowance for doubtful accounts and customer credits of $5.3 as of December 31, 2014 and $6.8 as of September 30, 2015	156.5	174.9
Deferred income taxes	9.3	5.8
Prepaid expenses	33.6	55.5
Other current assets	8.8	15.5
Total current assets	421.7	440.7

Property and equipment, net	1,057.7	1,161.3
Goodwill	81.1	81.1
Intangible assets, net	16.6	10.3
Other non-current assets	47.2	60.4
Total assets	$1,624.3	$1,753.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$137.3	$173.6
Accrued compensation and benefits	66.7	56.2
Income and other taxes payable	11.8	7.1
Deferred revenue	20.9	29.9
Capital lease obligations	15.0	3.1
Debt	25.1	140.0
Total current liabilities	276.8	409.9

Non-current liabilities:
Deferred revenue	1.4	1.9
Capital lease obligations (1)	1.5	0.5
Finance lease obligations for build-to-suit leases (1)	117.4	165.4
Deferred income taxes	71.2	46.6
Deferred rent	49.9	49.4
Other liabilities	32.3	30.7
Total liabilities	550.5	704.4

Commitments and Contingencies

Stockholders' equity:
Common stock	0.1	0.1
Additional paid-in capital	696.0	841.8
Accumulated other comprehensive loss	(20.7)	(29.7)
Retained earnings	398.4	237.2
Total stockholders’ equity	1,073.8	1,049.4
Total liabilities and stockholders’ equity	$1,624.3	$1,753.8

(1)
December 31, 2014 amounts have been revised to reflect the impact of a reclassification of certain finance obligations associated with build-to-suit leases to conform to the current period presentation.

Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended			Nine Months Ended
(in millions)	September 30, 2014	June 30, 2015	September 30, 2015	September 30, 2014	September 30, 2015
Cash Flows From Operating Activities
Net income	$25.7	$29.2	$36.5	$73.6	$94.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98.3	97.7	101.3	276.7	295.9
Deferred income taxes	(11.0)	(14.4)	(5.0)	(30.1)	(34.1)
Share-based compensation expense	19.8	20.4	19.6	49.8	60.0
Excess tax benefits from share-based compensation arrangements	(17.0)	(18.6)	(12.7)	(45.3)	(51.5)
Other operating activities	2.5	2.2	2.1	5.8	7.1
Changes in operating assets and liabilities:
Accounts receivable	(6.6)	(6.5)	(18.0)	(15.7)	(26.3)
Prepaid expenses and other current assets	(24.5)	(8.1)	(17.8)	(17.2)	(25.1)
Accounts payable, accrued expenses, and other current liabilities	41.9	16.0	2.8	93.9	45.7
Deferred revenue	(1.5)	2.7	2.5	(5.0)	9.5
Deferred rent	1.9	(0.4)	—	6.3	—
Other non-current assets and liabilities	(4.1)	2.7	0.1	(1.2)	4.3
Net cash provided by operating activities	125.4	122.9	111.4	391.6	379.6
Cash Flows From Investing Activities
Purchases of property and equipment	(124.1)	(104.7)	(134.7)	(323.1)	(331.9)
All other investing activities	0.3	0.7	(6.0)	1.9	(4.6)
Net cash used in investing activities	(123.8)	(104.0)	(140.7)	(321.2)	(336.5)
Cash Flows From Financing Activities
Proceeds from debt	—	—	140.0	—	140.0
Repayments of debt	(0.9)	—	—	(1.8)	(25.1)
Proceeds from finance lease obligations for build-to-suit leases	—	—	2.5	—	2.5
Principal payments of capital and build-to-suit leases	(9.0)	(4.4)	(3.3)	(32.5)	(13.3)
Payments for deferred acquisition obligations	(0.1)	—	(0.1)	(0.2)	(0.2)
Receipt of Texas Enterprise Fund grant	—	—	—	5.5	—
Repurchase of common stock	—	—	(250.1)	—	(250.1)
Shares of common stock withheld for employee taxes	—	—	—	(13.6)	—
Proceeds from employee stock plans	3.3	6.7	0.7	18.0	29.2
Excess tax benefits from share-based compensation arrangements	17.0	18.6	12.7	45.3	51.5
Net cash provided by (used in) financing activities	10.3	20.9	(97.6)	20.7	(65.5)
Effect of exchange rate changes on cash and cash equivalents	(2.7)	1.6	(1.2)	(1.3)	(2.1)
Increase (decrease) in cash and cash equivalents	9.2	41.4	(128.1)	89.8	(24.5)
Cash and cash equivalents, beginning of period	340.3	275.7	317.1	259.7	213.5
Cash and cash equivalents, end of period	$349.5	$317.1	$189.0	$349.5	$189.0
Supplemental Cash Flow Information
Non-cash purchases of property and equipment (1)	$(6.7)	$46.9	$(7.0)	$7.4	$37.6

(1)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Growth
Net revenue	$459.7	$472.5	$480.2	$489.4	$508.9
Revenue growth (year over year)	18.3%	15.8%	14.1%	11.0%	10.7%

Number of employees (Rackers) at period end	5,939	5,936	5,964	6,115	6,177
Number of servers deployed at period end	110,453	112,628	114,105	116,329	118,654
Average monthly revenue per server	$1,405	$1,412	$1,412	$1,416	$1,444

Profitability
Income from operations	$40.5	$50.0	$44.4	$43.7	$56.5
Depreciation and amortization	$98.3	$95.2	$96.9	$97.7	$101.3
Share-based compensation expense	$19.8	$20.2	$20.0	$20.4	$19.6
Adjusted EBITDA (1)	$158.6	$165.4	$161.3	$161.8	$177.4

Adjusted EBITDA margin	34.5%	35.0%	33.6%	33.1%	34.9%

Operating income margin	8.8%	10.6%	9.3%	8.9%	11.1%

Income from operations	$40.5	$50.0	$44.4	$43.7	$56.5
Adjustment for build-to-suit lease impact (2)	$—	$—	$—	$(0.4)	$(1.1)
Income from operations, adjusted	$40.5	$50.0	$44.4	$43.3	$55.4
Effective tax rate	32.0%	25.1%	32.4%	32.4%	30.6%
Net operating profit after tax (NOPAT) (1)	$27.5	$37.5	$30.0	$29.3	$38.4
NOPAT margin	6.0%	7.9%	6.3%	6.0%	7.6%

Capital efficiency and returns
Interest bearing debt (3)	$24.0	$41.6	$10.8	$6.9	$143.6
Stockholders' equity	$1,223.7	$1,073.8	$1,152.9	$1,240.3	$1,049.4
Less: Excess cash	$(294.3)	$(156.8)	$(218.1)	$(258.4)	$(128.0)
Capital base (3)	$953.4	$958.6	$945.6	$988.8	$1,065.0
Average capital base (3)	$935.8	$956.0	$952.1	$967.2	$1,027.0
Capital turnover (annualized) (3)	1.97	1.98	2.02	2.02	1.98

Return on capital (annualized) (1) (3)	11.8%	15.7%	12.6%	12.1%	15.0%

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Capital expenditures
Cash purchases of property and equipment	$124.1	$107.2	$92.5	$104.7	$134.7
Non-cash purchases of property and equipment (4)	$(6.7)	$(2.6)	$(2.3)	$46.9	$(7.0)
Total capital expenditures	$117.4	$104.6	$90.2	$151.6	$127.7

Customer gear	$78.7	$72.5	$58.7	$117.3	$87.1
Data center build outs	$14.8	$11.1	$13.4	$15.8	$18.8
Office build outs	$3.5	$1.6	$2.3	$3.3	$6.1
Capitalized software and other projects	$20.4	$19.4	$15.8	$15.2	$15.7
Total capital expenditures	$117.4	$104.6	$90.2	$151.6	$127.7

Infrastructure capacity and utilization
Megawatts under contract at period end (5)	58.1	58.1	63.2	63.6	63.6
Megawatts available for customer use at period end (6)	45.4	49.7	52.0	54.1	55.3
Megawatts utilized at period end	29.9	30.5	31.0	31.6	32.7
Annualized net revenue per average Megawatt of power utilized	$62.4	$62.6	$62.5	$62.5	$63.3

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(3)
In the first quarter of 2015, we reclassified certain finance obligations associated with build-to-suit leases in the consolidated balance sheets. Prior period amounts have been revised to reflect the impact of this reclassification.

(4)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

(5)
Megawatts under contract at period end represents data center capacity for which we have a contract enabling us to take control of the space. For our newest data center in London, as of March 31, 2015, we have included four megawatts.

(6)	Megawatts available for customer use at period end represents data center capacity that is built-out and is being used to provide service to customers.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In millions)	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Net revenue	$459.7	$472.5	$480.2	$489.4	$508.9
Costs and expenses:
Cost of revenue	142.9	153.9	161.3	163.9	171.2
Research and development	30.7	31.4	32.0	33.2	29.9
Sales and marketing	60.6	59.2	59.0	64.4	61.8
General and administrative	86.7	82.8	86.6	86.5	88.2
Depreciation and amortization	98.3	95.2	96.9	97.7	101.3
Total costs and expenses	419.2	422.5	435.8	445.7	452.4
Income from operations	40.5	50.0	44.4	43.7	56.5
Other income (expense):
Interest expense	(0.5)	(0.4)	(0.4)	(1.9)	(2.8)
Interest and other income (expense)	(2.1)	(0.3)	(2.0)	1.4	(1.1)
Total other income (expense)	(2.6)	(0.7)	(2.4)	(0.5)	(3.9)
Income before income taxes	37.9	49.3	42.0	43.2	52.6
Income taxes	12.2	12.3	13.6	14.0	16.1
Net income	$25.7	$37.0	$28.4	$29.2	$36.5

	Three Months Ended
(Percent of net revenue)	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	31.1%	32.6%	33.6%	33.5%	33.7%
Research and development	6.7%	6.6%	6.7%	6.8%	5.9%
Sales and marketing	13.2%	12.5%	12.3%	13.2%	12.1%
General and administrative	18.9%	17.5%	18.0%	17.7%	17.3%
Depreciation and amortization	21.4%	20.2%	20.2%	20.0%	19.9%
Total costs and expenses	91.2%	89.4%	90.7%	91.1%	88.9%
Income from operations	8.8%	10.6%	9.3%	8.9%	11.1%
Other income (expense):
Interest expense	(0.1)%	(0.1)%	(0.1)%	(0.4)%	(0.5)%
Interest and other income (expense)	(0.5)%	(0.1)%	(0.4)%	0.3%	(0.2)%
Total other income (expense)	(0.6)%	(0.1)%	(0.5)%	(0.1)%	(0.8)%
Income before income taxes	8.2%	10.4%	8.8%	8.8%	10.3%
Income taxes	2.6%	2.6%	2.8%	2.9%	3.2%
Net income	5.6%	7.8%	5.9%	6.0%	7.2%
Due to rounding, totals may not equal the sum of the line items in the table above.

Non-GAAP Financial Measures

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. Adjusted EBITDA is a metric that is used by analysts and investors for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation. The following table presents a reconciliation of Adjusted EBITDA to net income.

	Three Months Ended
(Dollars in millions)	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Net revenue	$459.7	$472.5	$480.2	$489.4	$508.9

Income from operations	$40.5	$50.0	$44.4	$43.7	$56.5

Net income	$25.7	$37.0	$28.4	$29.2	$36.5
Plus: Income taxes	12.2	12.3	13.6	14.0	16.1
Plus: Total other (income) expense	2.6	0.7	2.4	0.5	3.9
Plus: Depreciation and amortization	98.3	95.2	96.9	97.7	101.3
Plus: Share-based compensation expense	19.8	20.2	20.0	20.4	19.6
Adjusted EBITDA	$158.6	$165.4	$161.3	$161.8	$177.4

Operating income margin	8.8%	10.6%	9.3%	8.9%	11.1%

Adjusted EBITDA margin	34.5%	35.0%	33.6%	33.1%	34.9%

Return on Capital ("ROC")

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC measures how effectively a company generates profits from the capital that is deployed. We calculate ROC by dividing net operating profit after tax by our average capital base. The following table presents a reconciliation of ROC to return on assets, which we calculate directly from amounts on the Consolidated Statements of Income and the Consolidated Balance Sheets.

	Three Months Ended
(Dollars in millions)	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015
Income from operations	$40.5	$50.0	$44.4	$43.7	$56.5
Adjustment for build-to-suit lease impact (1)	—	—	—	(0.4)	(1.1)
Income from operations, adjusted	$40.5	$50.0	$44.4	$43.3	$55.4
Effective tax rate	32.0%	25.1%	32.4%	32.4%	30.6%
Net operating profit after tax (NOPAT)	$27.5	$37.5	$30.0	$29.3	$38.4

Net income	$25.7	$37.0	$28.4	$29.2	$36.5

Total assets at period end	$1,724.5	$1,624.3	$1,692.3	$1,832.6	$1,753.8
Less: Excess cash (2)	(294.3)	(156.8)	(218.1)	(258.4)	(128.0)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(244.4)	(215.8)	(214.8)	(256.4)	(236.9)
Less: Deferred revenue (current and non-current)	(21.5)	(22.3)	(26.1)	(29.7)	(31.8)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for build-to-suit leases (3)	(210.9)	(270.8)	(287.7)	(299.3)	(292.1)
Capital base (3)	$953.4	$958.6	$945.6	$988.8	$1,065.0

Average total assets	$1,686.3	$1,674.4	$1,658.3	$1,762.4	$1,793.2
Average capital base (3)	$935.8	$956.0	$952.1	$967.2	$1,027.0

Return on assets (annualized)	6.1%	8.8%	6.9%	6.6%	8.1%
Return on capital (annualized) (3)	11.8%	15.7%	12.6%	12.1%	15.0%

(1)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(2)
Defined as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.

(3)
In the first quarter of 2015, we reclassified certain finance obligations associated with build-to-suit leases in the consolidated balance sheets. Prior period amounts have been revised to reflect the impact of this reclassification.

Adjusted Free Cash Flow

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest and cash payments for income taxes. The following table presents a reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA as a supplement to our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended		Nine Months Ended
(In millions)	September 30, 2014	September 30, 2015	September 30, 2014	September 30, 2015
Adjusted EBITDA	$158.6	$177.4	$440.0	$500.5
Non-cash deferred rent	1.9	—	6.3	—
Total capital expenditures	(117.4)	(127.7)	(330.5)	(369.5)
Cash payments for interest, net of interest received	(0.3)	(1.0)	(1.3)	(2.1)
Cash payments for income taxes, net of refunds	(1.3)	(3.5)	(6.8)	(17.0)
Adjusted free cash flow	$41.5	$45.2	$107.7	$111.9